Exhibit 99.1

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Prospect Medical Holdings, Inc.		The Equity Group Inc.

Linda Hodges, Executive Vice President

Devin Sullivan

(310) 337-4170		(212) 836-9608
Linda.hodges@prospectmedical.com		dsullivan@equityny.com

FOR IMMEDIATE RELEASE

PROSPECT MEDICAL HOLDINGS ANNOUNCES POSITIVE CONCLUSION TO ALTA REVIEW

Culver City, CA – March 24, 2008 – Prospect Medical Holdings, Inc. (AMEX: PZZ) (“Prospect”), which manages the medical care of approximately 240,000 HMO enrollees and operates four community hospitals in southern California, today announced that it has completed its review of the pre-acquisition financial statements of Alta Healthcare System, Inc. (“Alta”) and is now actively moving forward with completing the restatement of those financial statements and filing of its delayed SEC reports.

In November 2007, under the direction of the Audit Committee of Prospect’s Board of Directors, Prospect initiated an internal review of facts and circumstances leading to a potential restatement of Alta’s audited and unaudited financial statements for periods pre-dating Prospect’s August  8, 2007 acquisition of Alta, which was previously  a privately-owned company. The Audit Committee was assisted in this review by independent counsel and various advisers. As indicated, the review has now been concluded.

During the review, the Audit Committee did not find any intentional wrongdoing in the preparation of the Alta financial statements, but confirmed that Alta’s fiscal 2006 financial statements needed to be restated in order for them to present fairly the financial position and results of operations as of and for the year ended December 31, 2006. Management continues to expect that any resulting decrease in Alta’s 2006 pre-tax income will be less than $5 million. The Audit Committee has recommended, and Prospect’s Board of Directors has approved, measures to strengthen internal control over Alta’s financial reporting, consistent  with the requirements of a public company. Management has already begun to implement many of those measures and plans to implement the remainder by the end of this calendar year.

With the Alta review now completed, Prospect expects to be able to meet its previously announced schedule for filing the Form 8-K/A, containing the restated Alta financial statements, by the end of March 2008; and filing Prospect’s 2007 Form 10-K for the year ended September 30, 2007 and Form 10-Q for the quarter ended December 31, 2007 before the end of April 2008. This will bring Prospect current in its SEC filings. Prospect expects to file its Form 10-Q for the quarter ended March 31, 2008 by the May 15, 2008 deadline for that filing.

ABOUT THE COMPANY

Prospect Medical Holdings operates four community-based hospitals in the greater Los Angeles area and manages the medical care of individuals enrolled in HMO plans in Southern California, through a network of over 9,000 specialist and primary care physicians.

This press release contains forward-looking statements. Additional written or oral forward-looking statements may be made by Prospect from time to time, in filings with the Securities and Exchange Commission, or otherwise. Statements contained herein that are not historical facts are forward-looking statements. Investors are cautioned that forward-looking statements, including the statements regarding anticipated or expected results, and the future introduction of new products, involve risks and uncertainties which may affect the Company’s business and prospects, including those outlined in Prospect’s Form 10-K filed on December 28, 2006, its Form 10-Q filed on August 20, 2007, and those arising from Prospect’s acquisition of Alta, the debt incurred by Prospect in connection with the Alta acquisition, and any impact on Alta’s historical financial statements that may result from completion of Prospect’s review and analysis of those financial statements.  Any forward-looking statements contained in this press release represent our estimates only as of the date hereof, or as of such earlier dates as are indicated, and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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